Exhibit 23.2

Causey Demgen & Moore Inc.
1801 California Street
Denver Colorado 80202
303-296-2229

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 2001, except for Note 11 as to which date is March 27, 2001, relating to the consolidated financial statements of SAN Holdings, Inc. which appears in the SAN Holdings, Inc. Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2000.

/s/ Causey Demgen & Moore Inc.

Causey Demgen & Moore Inc.
Denver, Colorado

January 31, 2002